UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2007

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2051 Palomar Airport Road

Carlsbad, CA 92011

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 21, 2007, the Alphatec Holdings, Inc. (the “Company”) issued a press release relating to the sale of 8,800,000 shares of the Company’s common stock, par value $0.0001 per share, at an offering price to the public of $3.45 per share, a copy of which was attached as Exhibit 99.1 to the Current Report on Form 8-K filed on September 21, 2007. The press release incorrectly stated that the net proceeds of the offering were $25.8 million instead of the correct amount of $28.5 million. A corrected press release is attached as Exhibit 99.1 to this Amendment No. 1 to the Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

1.1	Underwriting Agreement, dated September 20, 2007, by and between Alphatec Holdings, Inc. and Canaccord Adams Inc. (Incorporated by reference from Exhibit 1.1 to the Current Report on Form 8-K, reporting events as of September 20, 2007 and filed September 21, 2007);

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (Incorporated by reference from Exhibit 5.1 to the Current Report on Form 8-K, reporting events as of September 20, 2007 and filed September 21, 2007);

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (Incorporated by reference from Exhibit 5.1 to the Current Report on Form 8-K, reporting events as of September 20, 2007 and filed September 21, 2007); and

99.1	Press Release dated September 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.

Dated: September 21, 2007

/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Vice President, Compliance

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated September 21, 2007